                           Offer to Purchase for Cash
                 All of the Outstanding Shares of Common Stock
                                       of

                                 Sudbury, Inc.
                                       at

                              $12.50 Net Per Share
                                       by

                             I M Acquisition Corp.
                          a wholly-owned subsidiary of

                              Intermet Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 20, 1996, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated November 22, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by I M Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly-owned subsidiary of Intermet Corporation, a Georgia corporation ("Parent"), to purchase for cash all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Sudbury, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The Offer price is $12.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously (with one director absent) approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders and recommends that the Company's stockholders accept the Offer and tender their Shares.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of November 18, 1996 (the "Merger Agreement"), among the Company, Parent and the Purchaser, pursuant to which, after the completion of the Offer, the Purchaser will be merged with and into the Company (the "Merger") and each outstanding Share, other than Shares owned by Parent, Purchaser or any other subsidiary of Parent and Shares which are held by stockholders exercising appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, will be converted into and represent the right to receive $12.50 in cash. The Merger Agreement is more fully described in Section 11 of the Offer to Purchase.

          5. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Friday, December 20, 1996, unless the Offer is extended by the Purchaser (the "Expiration Date").

          6. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer 7,800,000 Shares and (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

          7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by IBJ Schroder Bank & Trust Company (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SHARES BE PAID, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by Morgan Stanley & Co. Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

                        Instructions with Respect to the
                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock

                                       of

                                 SUDBURY, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of I M Acquisition Corp. dated November 22, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $0.01 per share (the "Shares"), of Sudbury, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

      Number of Shares to be Tendered*
                                                                   SIGN HERE
       ------------------------ Shares
                                                 ---------------------------------------------
Daytime Area Code
and Tel. No.:
             ----------------------------
                                                 ---------------------------------------------
                                                                 Signature(s)
           Taxpayer Identification
No. or Social
Security No.
             -----------------------------       ---------------------------------------------
Dated:
       --------------------------------------
                                                 ---------------------------------------------
                                                     (Please print name(s) and address(s))

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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.